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                                                                     EXHIBIT 3.9


                            ARTICLES OF INCORPORATION

                                       OF

                             TRIAD DATA CORPORATION


                                   ARTICLE I

                                      NAME

         The name of this Corporation is TRIAD DATA CORPORATION.

                                   ARTICLE II

                                    PURPOSES

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

                      INITIAL AGENT FOR SERVICE OF PROCESS

         The name and address in the State of California of the Corporation's initial agent for service of process is CT CORPORATION SYSTEM.

                                   ARTICLE IV

                                      STOCK

         The total number of shares which this Corporation is authorized to issue is 1,000,000, all of the same class, designated "Common Stock."


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         IN WITNESS WHEREOF, the undersigned incorporator has executed these
Articles of Incorporation on September 4, 1984.




                                                /s/ Thomas M. French
                                                ------------------------------
                                                Thomas M. French




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